Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tanger Factory Outlet Center Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina

August 12, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Tanger Factory Outlet Centers, Inc. of our report dated June 24, 2011 relating to the combined statements of revenue and certain expenses of the Cordish Properties, which appear in Tanger Factory Outlet Centers, Inc.’s Current Report on Form 8-K dated June 29, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina

August 12, 2011